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                                                                  Exhibit 10.261

                                                                 Blytheville, AR

                          REAL ESTATE PURCHASE CONTRACT

        THIS REAL ESTATE PURCHASE CONTRACT (the "Agreement") is made and entered into as of the Effective Date (as defined in Paragraph 29 below) by and between WESTMINSTER PLAZA LIMITED LIABILITY COMPANY, C.C. INVESTMENTS, INC., SUPERIOR INVESTMENTS X, INC. AND ARSENAULT-MELBOURNE, LLC, as Tenants-in-Common, (hereinafter referred to as "Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

        For and in consideration of TEN AND 00/100 DOLLARS ($10.00), the agreements made herein, and other good and valuable considerations, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. THE PROPERTY. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon and subject to the terms and conditions herein set forth, certain property more particularly described in EXHIBIT "A" (the "Property"), together with all improvements located thereon, and all rights, hereditaments and appurtenances thereto, but subject only to that certain Lease Agreement dated September 18, 1998 as amended (the "Lease") with Wal-Mart Stores, Inc. ("Tenant") and "Permitted Exceptions".

        2.      PURCHASE PRICE.

                (a) The purchase price (the "Purchase Price") for Property shall be TWELVE MILLION NINE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($12,935,000.00) subject to adjustments and prorations as provided herein. The Purchase Price shall be paid in cash by Purchaser to Seller at Closing (as defined in Paragraph 10 below) by wire transfer to Escrow Agent (as defined in Paragraph 3 below), and the Closing shall occur pursuant to the terms of this Agreement and a customary deed and money escrow agreement (the "Deed and Money Escrow Agreement") to be entered into among Seller, Purchaser and Escrow Agent.

        3. EARNEST MONEY. Within three (3) business days of the Effective Date of this Agreement, Purchaser shall deposit the sum of THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00) as earnest money (the "Earnest Money") with Chicago Title Insurance Company-National Division, Chicago, Illinois (the "Escrow Agent"), which sum shall be held by Escrow Agent, in escrow, pursuant to the terms of a modified joint order escrow agreement (the "Escrow Agreement"), subject, however, to disbursement in accordance with the terms and provisions of such escrow agreement. The Escrow Agreement shall provide that disbursement of the Earnest Money (and any interest earned thereon) shall not be made without the joint direction of Seller and Purchaser; provided, however, that Purchaser shall have the unilateral right, at any time

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prior to the expiration of the Inspection Period or Additional Inspection
Period, as applicable, (as defined in Paragraph 4 below), to direct disbursement of the Earnest Money (and any interest earned thereon) to Purchaser. Provided that Purchaser furnishes Escrow Agent with a form W-9 containing Purchaser's U.S. Taxpayer Identification Number, the Earnest Money shall, at Purchaser's election, be held by Escrow Agent in an interest bearing money market savings and interest earned thereon shall be reported under Purchaser's U.S. Taxpayer Identification Number. Except as otherwise provided in this Agreement, the Earnest Money shall be credited to and considered as payment of part of the Purchase Price at the time of and upon consummation of the Closing hereunder, and the interest earned thereon shall be delivered to Purchaser by Escrow Agent.

        4. INSPECTION PERIOD. Subject to rights of Tenant and the limitations, if any, imposed on the landlord's right of entry under the Lease, Purchaser and its agents, employees, representatives, consultants and independent contractors shall have until May 27, 2004 (the "Inspection Period") in which to conduct, at Purchaser's sole expense, such physical, environmental, engineering and feasibility reports, inspections, examinations, tests and studies as Purchaser deems appropriate (including, without limitation, interviews of Tenant) in an effort to determine whether the Property is suitable for Purchaser's intended uses of the Property including, without limitation, those matters disclosed by any survey of the Property as provided in Paragraph 5 and those matters related to the title to the Property as provided in Paragraph 5 hereof. Notwithstanding the foregoing, the Inspection Period for title, survey and environmental matters ("Additional Inspection Period") shall expire on June 7, 2004. In connection with Purchaser's investigation of the Property, at all times prior to the Closing, Seller shall provide access to Purchaser to the following items (which Seller shall update from time to time prior to the Closing Date as and when Seller shall receive any more current or accurate information or materials) to the extent the same are in Seller's possession or are readily available to Seller: (i) any existing title commitments for the Property (and to the extent not delivered by the Title Insurer (as defined in Paragraph 5 below) pursuant to Paragraph 5 below, legible copies of any title exception documents thereto), (ii) the Lease, (iii) any existing surveys of the Property, (iv) any existing appraisals of the Property, (v) any Phase I and other environmental reports or relating to the Property, (vi) all other third party reports with the respect to the Property, (vii) the most recent real estate tax bills relating to the Property, (viii) as built plans and specifications for the improvements, if any, on and to be constructed upon the Property, (ix) all written (and including all amendments thereto and modifications thereof) guarantees and warranties in effect with respect to the Property or any portion thereof, which shall survive the closing hereunder, if any; (x) all licenses, certifications, authorizations, approvals, applications, variances and permits issued or approved by any governmental authority and relating to the operation, ownership, design, development, construction, repair and maintenance of the Property or any part thereof, including, without limitation, machinery and building permits, zoning variances and approvals, business licenses, ingress and egress permits and the like, and any and all amendments to or modifications of any of the foregoing (collectively, the "Licenses"), if any; and (xi) all essential data, correspondence, documents, agreements, waivers, notices, applications and other records in respect to the ownership, operation, design, development, construction, repair and maintenance of the Property (including, without limitation, any such materials relating to transactions with taxing

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authorities, governmental agencies, utilities, vendors, Tenant, mortgagees and others with whom Purchaser may be dealing subsequent to closing) (all items referred to in clauses (i) through (xi) shall hereinafter sometime be referred to collectively as the "Existing Due Diligence Items"). At any time prior to the Closing, Purchaser, Purchaser's agents, employees, representatives, consultants and independent contractors shall have the right, subject to rights of Tenant and the limitations, if any, imposed on the landlord's right of entry under the Lease, to come onto the Property, at such time as reasonably designated by Seller, for the purpose of conducting the foregoing reports, inspections, examinations, tests and studies, and updating such reports, inspections, examinations, tests and studies as provided in Paragraph 7 below. No such report, inspection, examination, test or study shall unreasonably interfere with uses of the Property by Seller or Tenant or violate any law or regulation of any governmental entity having jurisdiction over the Property. Notwithstanding the foregoing, Purchaser shall not conduct any invasive testing without Seller's prior consent, such consent not to be unreasonably withheld or delayed, and subject to the rights of the Tenant under the Lease. Upon the completion of any inspection, examination, test or study, if any, and provided that Purchaser elects not to acquire the Property pursuant to this Agreement, Purchaser shall promptly restore the Property to substantially the condition that existed immediately prior to such inspection, examination, test or study. Purchaser agrees to indemnify, defend and hold Seller and Tenant harmless from any and all actual, out-of-pocket loss and expense (including, without limitation, reasonable attorney's fees) resulting from claims and damages (including, but not limited to, injury to, or death of persons, loss or damage to property, the performance of any labor or services for the Purchaser, or the release, escape, discharge, emission, spillage, seepage or leakage by Purchaser on or from the Property of any hazardous substance brought upon the Property by Purchaser or any other violation by Purchaser of any environmental law applicable to the Property) directly caused by, arising out of, or incurred in connection with the exercise by Purchaser of Purchaser's rights under this Paragraph 4. Any provision of this Agreement to the contrary notwithstanding, the indemnification obligation of Purchaser under this Paragraph 4 shall survive the Closing or any earlier termination of this Agreement.

        5. TITLE/SURVEY. No later than three (3) days following the Effective Date, Purchaser shall, at its sole cost and expense, order the following: (a) the As-Built Survey, as hereinafter defined, and (b) a commitment from the Title Insurer (as defined hereinbelow) for an ALTA Owner's Title Insurance Policy (the "Title Commitment") for the Property, together with legible copies of any and all title exception documents referenced therein, issued by Chicago Title Insurance Company (the "Title Insurer") in the amount of the Purchase Price of the Property on or after the date hereof, showing Seller as owner of the Property in fee simple, subject only to the title exceptions approved or deemed approved by Purchaser pursuant to this Paragraph 5 or Paragraph 6 below (each a "PERMITTED EXCEPTION"), and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount (which, in the aggregate, do not exceed that portion of the Purchase Price payable to Seller on the Closing Date) which may be removed by the payment of money at closing and which Seller shall so remove (excluding, however, liens for any special assessments or taxes not yet due and payable), and providing for full extended coverage over all general title exceptions contained in such Policy and the following special endorsements (collectively, the "SPECIAL TITLE

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ENDORSEMENTS"): Zoning Endorsement 3.1 (amended to include parking), owner's comprehensive, access, survey (legal description equivalency), separate tax parcel, contiguity (if applicable), waiver of creditor's rights, environmental protection lien, encroachment (if applicable), utility facility, subdivision, location, deletion of the arbitration provision, and any other endorsements required by Purchaser. Seller has provided Purchaser with its existing survey (the "Survey") of the Property and its existing title insurance policy ("Existing Title Policy") insuring Seller's interest in the Property, Prior to the expiration of the Additional Inspection Period, Purchaser may deliver to Seller a notice (the "TITLE AND SURVEY NOTICE") identifying any matters contained in or disclosed by any of the Title Policy, Title Commitment and/or the Survey and As-Built Survey that are not acceptable to Purchaser in its sole and absolute discretion (each, a "TITLE/SURVEY OBJECTION", and collectively, the "TITLE/SURVEY OBJECTIONS"). Purchaser's failure to deliver the Title and Survey Notice as aforesaid shall be deemed Purchaser's approval and acceptance of the Title Commitment and the Survey, and all matters shown and referenced thereon and therein shall be deemed Permitted Exceptions. Additionally, Purchaser's failure to object to any matters disclosed by the Title Commitment and/or the Survey in a Title and Survey Notice shall be deemed Purchaser's acceptance of such matters, and such matters shall be deemed Permitted Exceptions. If Purchaser shall deliver the Title and Survey Notice to Seller as aforesaid, Seller shall, within five (5) days after receipt of the same, notify Purchaser, with respect to each Title/Survey Objection, whether Seller intends to either
(a) cause the Title/Survey Objection to be removed, (b) have the Title Insurer issue a title endorsement insuring against damage and loss caused by any Title/Survey Objection (which endorsement shall be subject to the review and approval of Purchaser), or (c) take no further action regarding such Title/Survey Objection in which event, subject to the immediately following sentence, such Title/Survey Objection shall become a Permitted Exception. Notwithstanding the foregoing, Seller shall at Closing, at its expense, remove (or cause to be removed) or cause the Title Insurer to insure over any Title/Survey Objection appearing on the Title Commitment that is any of the following: (1) judgments against Seller, and/or (2) mortgages or monetary liens, defects, obligations or exceptions of a definite and ascertainable amount that can be satisfied solely by the payment of money (items (1) and (2) above to be hereinafter referred to collectively as "MONETARY EXCEPTIONS") or (3) matters caused by Seller's intentional actions ("Seller's Exception"). If Seller elects, or is deemed to have elected, item (c) above, then Purchaser shall have the right, by delivering notice to Seller within three (3) business days after the expiration of the aforementioned five (5) day period to either (i) terminate this Agreement in which event the Earnest Money (and any interest earned thereon) shall be immediately returned to Purchaser and thereupon neither Seller nor Purchaser shall have any further rights, duties or obligations under this Agreement, or (ii) waive its objection and accept title to the Property subject to such Title/Survey Objections, in which event this Agreement shall remain in full force and effect. Seller's failure to notify Purchaser within the aforementioned five (5) day period of which foregoing course of action Seller elects to take with respect to a Title/Survey Objection shall be deemed Seller's election of item (c) above. With respect to any Title/Survey Objection that Seller has elected or is deemed to have elected not to take any further action, Purchaser's failure to terminate this Agreement on or before the expiration of the aforementioned three (3) business day period as aforesaid shall be deemed Purchaser's waiver of its objection as provided in (ii) above. If the Title Commitment discloses judgments, bankruptcies or other matters against other persons

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having names the same as or similar to that of Seller, Seller, on the Title
Insurer's request, shall deliver to the Title Insurer affidavits or other evidence reasonably acceptable to the Title Insurer showing and/or confirming that such judgments, bankruptcies or other matters are not against Seller, or any affiliates.

        Notwithstanding anything in this Section or Agreement to the contrary, Seller may elect to not pay off any mechanic's or materialman's lien filed against the Property in connection with the construction provided Seller bonds any such lien to the reasonable satisfaction of Purchaser and the Title Insurer and further provided that the Title Insurer issues, at Seller's cost, an endorsement to Purchaser's final Owner's Title Policy to be issued pursuant to
Section 10(c) below insuring against any loss or damage arising on account of such lien.

        6. UPDATED TITLE AND SURVEY. In the event the As-Built Survey is not received prior to May 28, 2004, Purchaser will have five (5) business days following receipt of the As-Built Survey but in no event later than June 17, 2004 to review the As-Built Survey and any date down of the Title Commitment which contains changes to the exceptions shown on the Title Commitment initially reviewed by Purchaser. If either (i) the As-Built Survey shows any encroachments onto the Property from any adjacent property, any encroachments by or from the Property onto any adjacent property, or any violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property that are not Permitted Exceptions or any other matters that are not disclosed by the original Survey, or (ii) such updated Title Commitment contains any exception to title or reference any other matter that is not a Permitted Exception or otherwise is not reflected in the original Title Commitment (any such matters referenced in clauses (i) and (ii) above to be hereinafter referenced to as, a "NEW TITLE/SURVEY EXCEPTION"), then Purchaser may, not later than five (5) business days after receipt of the last of the As-Built Survey and updated Title Commitment (including legible copies of any new title exception documents not disclosed in the initial Title Commitment), (but in no event later than June 17, 2004) deliver to Seller a notice (the "NEW TITLE AND SURVEY NOTICE") identifying such New Title/Survey Exceptions and Purchaser's objections thereto. Purchaser's failure to deliver the New Title and Survey Notice as aforesaid shall be deemed Purchaser's approval and acceptance of the As-Built Survey and updated Title Commitment, and all matters shown and referenced thereon and therein shall be deemed Permitted Exceptions. Purchaser's failure to raise in the New Title and Survey Notice any matters that constitute New Title/Survey Exceptions as aforesaid shall be deemed Purchaser's approval and acceptance such matters and such matters shall be deemed Permitted Exceptions. If Purchaser shall deliver the New Title and Survey Notice to Seller as aforesaid, then Seller shall, within two (2) business days after receipt of the same, notify Purchaser, with respect to each new Title/Survey Exception, whether Seller intends to either (a) cause any New Title/Survey Exception, to be removed, (b) have the Title Insurer issue a title endorsement insuring against damage caused by any New Title/Survey Exception (which endorsement shall be subject to the review and approval of Purchaser), or (c) take no further action regarding such New Title/Survey Exception in which event, subject to the immediately following sentence, such New Title/Survey Exception shall become a Permitted Exception. Notwithstanding the foregoing, Seller shall, at its expense, remove (or cause to be removed) or cause

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the Title Insurer to insure over any New Title/Survey Exception that constitutes a Monetary Exception or Seller's Exception. If Seller elects, or is deemed to have elected, item (c) above, then Purchaser shall have the right, by delivering notice to Seller within three (3) days after the expiration of the aforementioned two (2) business day period (and the Closing Date shall be extended accordingly to afford Purchaser such three (3) business day period), and without waiving any rights of Purchaser for a Seller default under this Agreement, to either (i) terminate this Agreement in which event the Earnest Money (and any interest earned thereon) shall be immediately returned to Purchaser and thereupon neither Seller nor Purchaser shall have any further rights, duties or obligations under this Agreement, or (ii) waive its objection and accept title to the applicable Property subject to such New Title/Survey Exception, in which event this Agreement shall remain in full force and effect. Seller's failure to notify Purchaser within the aforementioned two (2) business day period of which foregoing course of action Seller elects to take with respect to a New Title/Survey Exception shall be deemed Seller's election of item (c) above. With respect to any New Title/Survey Objection that Seller has elected or is deemed to have elected not to take any further action, Purchaser's failure to terminate this Agreement on or before the expiration of the aforementioned three (3) business day period as aforesaid shall be deemed Purchaser's waiver of its objection as provided in (ii) above. If the updated Title Commitment discloses judgments, bankruptcies or other matters against other persons having names the same as or similar to that of Seller, Seller, on the Title Insurer's request, shall deliver to the Title Insurer affidavits or other evidence reasonably acceptable to the Title Insurer showing and/or confirming that such judgments, bankruptcies or other matters are not against Seller, or any affiliates.

        If Seller has elected or, with respect to Monetary Exceptions or Seller's Exception is required, to cure any Title/Survey Objection or any New Title/Survey Exception as provided above (whether by removal of, or obtaining title insurance over, the same), but failed to cure any such matters on or prior to the Closing Date, then Purchaser, and without waiving any rights of Purchaser for a Seller default under this Agreement, may elect to either (i) terminate this Agreement in which event the Earnest Money shall be immediately returned to Purchaser and thereupon neither Seller nor Purchaser shall have any further rights, duties or obligations under this Agreement, (ii) waive its objection and accept the Property subject to such Title/Survey Objection or New Title/Survey Exception, in which event this Agreement shall remain in full force and effect; provided, however, that if the Title/Survey Objection or New Title/Survey Exception, is a Monetary Exception, then Purchaser shall have the right to deduct from the Purchase Price the amount of such Monetary Exception, and any amount so deducted from the Purchase Price shall be paid to the appropriate party in exchange for the removal of such Monetary Exceptions; or (iii) sue Seller for specific performance. Notwithstanding anything in this Section or Agreement to the contrary, Seller may elect to not pay off any mechanic's or materialman's lien filed or other Monetary Exception against the Property provided Seller bonds any such lien to the reasonable satisfaction of the Title Insurer and further provided that the Title Insurer issues, at Seller's cost, an endorsement to Purchaser's final Owner's Title Policy to be issued pursuant to
Section 10(c) below insuring against any loss or damage arising on account of such lien.

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        7.      OBJECTIONS TO INVESTIGATIONS. In the event that the results of the inspections, investigations, reviews and feasibility studies to which reference is made in Paragraph 4 above are, in Purchaser's sole opinion and within Purchaser's sole discretion, unacceptable to Purchaser for any or no reason whatsoever, and Purchaser so notifies Seller of the fact on or before the expiration of the Inspection Period provided in Paragraph 4 hereof, or if the Purchaser has terminated the Agreement pursuant to Paragraph 6, then the Earnest Money deposited by Purchaser with Escrow Agent hereunder, together with all interest earned thereon, shall immediately be returned to Purchaser upon Purchaser's demand, and this Agreement shall thereupon be terminated in its entirety, and shall be of no further force and effect and all parties hereto shall thereupon be relieved and absolved of any further liabilities or obligations whatsoever to each other hereunder, except with respect to those liabilities or obligations hereunder which are expressly stated to survive the termination of this Agreement. The failure of the Purchaser to notify Seller of the unacceptability of any such inspections, investigations, reviews and feasibility studies prior to the expiration of the Inspection Period (or sooner as required by Paragraph 4) or timely terminate the Agreement pursuant to Paragraph 6 shall constitute a waiver of Purchaser's right to terminate this Agreement, in which event the Earnest Money shall be non-refundable to Purchaser. Except in the event of a default hereunder by Seller or the failure of a condition precedent contained in this Agreement to Purchaser's obligation to close the transaction contemplated by this Agreement, the Earnest Money and all interest earned thereon shall be delivered to Seller at Closing as and for damages pursuant to Paragraph 17. Within five (5) days of termination of this Agreement by Purchaser pursuant to this Paragraph 7, Purchaser shall deliver to Seller the Existing Due Diligence Items, but such delivery shall not be a condition to the return of the Earnest Money to Purchaser.

        Seller shall be responsible for the payment of any and all amounts due and payable under any such property management and/or leasing agreements relating to the Property, as well as any leasing commissions due any brokers in connection with the Lease.

        8. APPRAISAL/ENVIRONMENTAL REPORTS. Purchaser, at its option, shall cause the aforementioned existing environmental reports and assessments relating to the Property to be updated and re-certified to Purchaser and Purchaser's lender, if any. Purchaser shall be responsible to pay for the costs of such update and re-certification. Purchaser, at its option, shall have new appraisals of the Property prepared and issued to and in the name of Purchaser, and Purchaser's lender, if any. Purchaser shall be responsible to pay for the costs of such appraisals.

        9.      DELIVERIES AT CLOSING.

                (a) At the time of closing hereunder, Seller shall deliver the following original documents for the Property:

                        (i) Special warranty deed conveying title to the Property to Purchaser (or its nominee, assignee or the entities designated by Purchaser as taking title to the Property) in the form attached hereto as EXHIBIT "B" (modified as necessary to

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                conform to local law) free and clear of all liens, encumbrances and exceptions whatsoever, save and except only for the Permitted Exceptions.

                        (ii) Duly executed Quit-Claim Bill of Sale in the form attached as EXHIBIT "C".

                        (iii) Appropriate "Seller's Affidavit" or other acceptable evidence addressed to the Title Insurer attesting to the absence of liens, lien rights, rights of parties in possession (other than Tenant) and other encumbrances arising under Seller (other than the Permitted Exceptions) so as to enable Title Insurer to delete the "standard" exceptions far such matters from Purchaser's owner's policy of title insurance for the Property and otherwise insure any "gap" period occurring between the closing and the recordation of the closing documents.

                        (iv) Duly executed Assignment and Assumption of Agreement for each the Lease (the "Lease Assignment") in the form attached as EXHIBIT "D", together with all of the documents assigned thereby.

                        (v) An estoppel certificate relating to the Lease from Tenant in the form and substance required by the Lease. The estoppel certificate shall be certified to Purchaser and its nominee, assignee and/or the entities designated by Purchaser not later than five (5) days after the Effective Date. At a minimum, the estoppel certificate must be certified to Inland Western Blytheville, L.L.C, a Delaware limited liability company, its lenders, successors and assigns

                        (vi) Duly executed Assignment of Licenses, Permits, Plans, Contracts, Warranties, and Intangible Property (the "License Assignment") in the form attached as EXHIBIT "E", together with the consent of the issuer thereof to such assignment if required by the terms of the applicable warranty; in the event that the issuer of any warranty charges a fee in connection with the assignment or requires that any work be performed in connection with the assignment, then such fee and the cost of work shall be paid by the Seller at the Closing. Purchaser shall advise Seller in writing by the end of the Inspection Period as to whether or not Purchaser accepts Exhibits B and C of the License Assignment and Seller shall then advise Purchaser in writing whether or not Seller will revise said exhibits. If Purchaser gives no such notice by the end of the Inspection Period, then Purchaser shall be deemed to have approved said exhibits.

                        (vii) Notice addressed to Tenant, signed by Seller, providing notice of the sale of the Property and directing Tenant to send future rent and notices to Purchaser.

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                        (viii)  Originals of the Lease and any guaranty
                agreements thereto and any originals of the Contracts and Licenses (to the extent the same are in Seller's possession).

                        (ix) To the extent in the possession of Seller, a letter from the applicable zoning authority for the Property confirming that the Property is zoned for its current use. Purchaser may obtain any current letters that it desires, provided, however, Seller agrees to reasonably cooperate with Purchaser in obtaining any of the aforementioned current zoning letters.

                        (x) Estoppel Certificates, if any, from all parties to any operating agreements and/or reciprocal easement agreements to the extent such parties are obligated to provide the same under the said agreements confirming the terms of the operating agreements and/or reciprocal easement agreements and confirming that there exist no defaults under the such documents and no event or circumstance has occurred that, with the giving of notice or passage of time, could result in a default under such documents, which estoppel certificates shall be certified to Purchaser and its nominee, assignee and/or the entities designated by Purchaser as taking title to the Property and Purchaser's lender (and their respective successors and assigns), if any. Purchaser shall give Seller in writing by the end of the Inspection Period the operating agreements and/or reciprocal easement agreements for which Purchaser wants estoppel certificates or Seller shall have no obligation to furnish Purchaser any estoppel certificates.

                        (xi) Unqualified, final Certificates of Occupancy (or temporary certificates of occupancy acceptable to Purchaser) for the Property, if in Seller's possession.

                        (xii) An appropriate FIRPTA Affidavit or Certificate by Seller, evidencing that Seller is not a foreign person or entity under Section 1445(f)(3) of the Internal Revenue Code, as amended.

                        (xiii)  INTENTIONALLY OMITTED.

                        (xiv) A duly executed counterpart of the closing statement.

                        (xv) A certificate of Seller verifying that the representations and warranties made in this Agreement are true and correct at the time of Closing hereunder as modified by Seller pursuant to Seller's Covenant contained in Paragraph 15(2).

                        (xvi) To the extent in Seller's possession, all security cards and passes and keys to the Property and improvements located thereon.

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                        (xvii)  To the extent in Seller's possession, to the
                extent not delivered to Purchaser prior to the Closing Date, originals (or if Seller does not have the original, copies certified by Seller as being true, complete and correct copies of what Seller possesses in its files) of all (a) as-built plans and specifications, surveys, site plans, engineering plans and studies, utility plans and development plans related to the Property, (ii) all guaranties and warranties relating to the construction of the improvements located upon the Property (including, without limitation, construction warranties provided by the general contractor and any subcontractors of any tier, and all of Seller's rights, if any, in any roof warranty relating to the Leased Premises provided to the Tenant), and
                (iii) all governmental licenses and permits relating to the Property.

                        (xvviii) INTENTIONALLY OMITTED.

                        (xix) Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement.

                (b) At the time of closing hereunder, Purchaser shall deliver the following original documents for each Property:

                        (i)     Duly executed Lease Assignment.

                        (ii) A duly executed counterpart of the closing statement.

                        (iii) Notice addressed to Tenant, signed by Purchaser, providing notice of the sale of the Property and directing Tenant to send future rent and notices to Purchaser.

                        (iv) Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement.

                        (v)     Purchase price in cash.

        10. CLOSING. The Purchase Price and the aforesaid executed closing documents shall be delivered, and the purchase and sale transaction contemplated in this Agreement shall otherwise be consummated subject to the other terms and provisions of, and satisfaction of all conditions to Closing contained in, this Agreement (the "Closing"), June 21, 2004 (the "Closing Date") provided, at Seller's option exercised not later than ten (10) days before the scheduled Closing Date, Seller may extend the Closing Date to a date thirty (30) days after the scheduled Closing Date. The Closing shall occur by mail to the offices of Escrow Agent. Notwithstanding anything contained in this Agreement to the contrary, Purchaser's obligation to close hereunder is conditioned upon all of the following:

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                                                                 Blytheville, AR

                (a) All Rent shall be current under the Lease with no delinquencies as to any Rent due and payable on or before the Closing Date.

                (b) All representations and warranties of Seller set forth in Paragraph 15 contained in this Agreement being true and correct and unmodified at and as of the Closing Date, and all obligations of Seller to have been performed on or before the Closing Date having been timely and duly performed.

                (c) The issuance of a final ALTA title insurance policy (or a marked commitment therefor, with the original title insurance policy to follow) pursuant to and in accordance with the updated Title Commitment (in form and substance approved by Purchaser, including the issuance of all endorsements thereto and the removal of any of Purchaser objections pursuant to Paragraphs 5 and/or 6 above) insuring fee simple title to the Property in Purchaser (or the entity that takes title to the applicable Property) as of the Closing Date in the amount of the Purchase Price, subject only to the Permitted Exceptions, and containing no exception for mechanics' liens (unless appropriately bonded by Seller) and containing such affirmative insurance as may be available in the state in which the Property is located insuring that the Purchaser's fee title shall not be subject to any mechanics' liens.

                (d) Purchaser's receipt of any and all estoppel certificates required to be delivered by Seller which (i) confirms the Lease information, (ii) is not inconsistent with any of Seller's representations set forth in this Agreement and (iii) does not allege any default by any party to the Lease, all in form and substance reasonably acceptable to Purchaser.

                (e) Seller's delivery of all of the closing documents described in Paragraph 9 above in a form reasonably acceptable to Purchaser.

                (f) The Property will be delivered to Purchaser in materially the same condition as of the date hereof ordinary wear and tear excepted.

        If any of the conditions precedent (a) through (f) above shall not be satisfied or waived by the Closing Date, then Purchaser as its sole remedy, except as set forth below, by notice to Seller on or before the Closing Date may elect to terminate this Agreement and receive a refund of the Earnest Money and any interest earned thereon and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party. In the Event, however, that (i) the representations and warranties of Seller set forth in Paragraph 15 were not accurate when made (either as of Seller's execution of the Agreement or at Closing as the case may be), or (ii) the Covenants of Seller set forth in Paragraph 15 are not satisfied at Closing, or (iii) Seller fails to deliver the Closing Documents set forth in Paragraph 9, except for such documents which are not in Seller's control, or
(iv) Seller's wrongful actions, and Purchaser either does not

                                                                 Blytheville, AR

close as a result thereof or otherwise suffers damages as a result thereof, then in that event Purchaser shall have the remedies set forth in Paragraph 18.

        11. CLOSING COSTS. Seller shall pay for (i) one-half of any escrow fee, not to exceed TWO HUNDRED FIFTY AND 00/100 DOLLARS ($250.00); and (ii) any other costs customarily paid by sellers of similar property; and (iii) the costs of recording any corrective title instruments and costs to remove, or costs of endorsements providing insurance coverage over any Title/Survey Objection or New Title/Survey Exception (other than the Special Title Endorsements). Purchaser shall pay for (i) documentary stamp taxes or any other state, county and/or local transfer taxes required to be paid with respect to the warranty deeds, if any; (ii) the cost of recording the warranty deed; (iii) the premiums for the owner's title insurance policy to be issued pursuant to the updated Title Commitment, including any charges for any extended coverage and/or the Special Title Endorsements to the title insurance policies; (iv) the costs of the appraisals, and environmental reports relating to the Property; (v) the costs of the As-Built Survey relating to the Property; (vi) the costs of the Title Commitment (including all updates thereof) and the Survey of the Property; (vii) one-half of any escrow fee, not to exceed TWO HUNDRED FIFTY AND 00/100 DOLLARS ($250.00); and (viii) any other costs customarily paid by purchasers of similar Property. Each of Purchaser and Seller shall bear its own attorneys' fees.

        12. PRORATIONS. The following prorations shall be made between Purchaser and Seller as of the date of Closing (for the purposes of the following prorations, Purchaser shall be deemed to be the owner of the Property for the entire Closing Date):

                (a) Purchaser shall receive a credit, if any, for any ad valorem taxes, assessments, maintenance costs or other costs and expenses, if any, prepaid by Tenant to Seller (i) that relate to the Closing Date and period subsequent to the Closing Date, or (ii) are (or may become) owed by Seller to Tenant pursuant to the Lease, but have not been paid to Tenant as of the Closing Date.

                (b) Purchaser shall receive a credit against the Purchase Price in an amount equal to the sum of (i) any and all leasing or other commissions due and payable (or that may become due and payable) in connection with the Lease, (ii) any and all tenant improvement and other allowances and concessions due, payable or owed (or that may become due, payable or owed) under the Lease, and (iii) any and all budgeted capital expenditures relating to the Property that have not been paid as of the Closing Date.

                (c) All Rent and other amounts payable by the Tenant to the Landlord under the Lease attributable to the period prior to the Closing Date shall be the property of Seller, and all Rent and other amounts payable by the Tenant to the Landlord under the Lease attributable to the Closing Date and the period subsequent thereto shall be the property of Purchaser. If Rent due for the month in which the Closing Date occurs has been paid by Tenant to Seller prior to the Closing Date, then such Rent shall be the property of Seller and

                                                                 Blytheville, AR

        Purchaser shall receive a credit for all such Rent attributable to the Closing Date and the period subsequent thereto. If Rent due for the month in which the Closing Date occurs has not been paid by Tenant to Seller prior to the Closing Date, then such Rent shall be the property of Purchaser and Seller shall receive a credit for all such Rent attributable to the period prior to the Closing Date when and if received by Purchaser. Purchaser and Seller each agree to remit to the other, within thirty (30) days after receipt of same, all Rent received by them after the Closing Date which is defined as the property of the other party pursuant to the terms of this subparagraph, which obligation shall expressly survive Closing hereunder. Purchaser shall receive a credit against the Purchase Price in an amount equal to all security deposits, if any, required under the Lease, provided however, Purchaser shall assume all obligations of the aforementioned security deposits as required under the Leases.

                (d) As of the Closing, any and all ad valorem taxes and assessments attributable to the Property (collectively, "Taxes") for calendar year 2003 and all prior calendar years shall be paid by Seller. Taxes for calendar year 2004 that remain unpaid as of the Closing shall be prorated as between Seller and Purchaser as follows: (a) Seller shall be responsible for the aggregate amount of Taxes (less any portion thereof payable by the Tenant pursuant to the Lease) levied or assessed against the Property during, or attributable to the Property for, calendar year 2004, multiplied by a fraction, the numerator of which shall be the number of days during calendar year 2004 that Seller owned the Property, and the denominator of which shall be 365; and (b) Purchaser shall be responsible for the aggregate amount of Taxes (less any portion thereof payable by the Tenant pursuant to the Lease) levied or assessed against the Property during, or attributable to the Property for, calendar year 2004, multiplied by a fraction, the numerator of which shall be the number of days during calendar year 2004 that Purchaser owned, the Property, and the denominator of which shall be
        365. Any Taxes attributable to calendar year 2004 that are due and payable as of the Closing Date shall be paid by Seller as of the Closing Date as part of the proration of Taxes, payable by Seller pursuant to the prior sentence. If the final amount of Taxes for calendar year 2004 are not known at the Closing, then Seller and Purchaser shall, in good faith, estimate the amount of same at Closing, and shall re-prorate such Taxes within thirty (30) days of the date that the final amount shall be determined (i.e., issuance of the final Tax bill for calendar year
        2003).

                (f) Any other items of revenue, income and expense not prorated pursuant to any of clauses (a) through (e) above shall be prorated as of the Closing Date such that (i) Seller shall receive the benefit of all revenue and income, and shall be obligated for the payment of all expenses, attributable to the period of time prior to the Closing Date, and (ii) Purchaser shall receive the benefit of all revenue and income, and shall be obligated for the payment of all expenses, attributable to the Closing Date and the period of time after the Closing Date.

                (g) If the actual amount of any item to be prorated/credited pursuant to this Section 12 cannot be determined as of the Closing Date, then Seller and Purchaser shall, in good faith, estimate the amount of such item, and shall re-prorate such item within thirty (30)

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                                                                 Blytheville, AR

        days after the date that the actual amount of such item is determined except as set forth above.

        13. COMMISSIONS. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby except Prime Net Realty Advisers, Inc. ("Prime"). Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Seller other than Prime. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby, Prime and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Purchaser other than Prime. Purchaser shall pay Prime a commission through the Closing escrow in an amount per separate agreement.

        14. PROPERTY SOLD "AS-IS". EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE PROPERTY SHALL BE SOLD AND CONVEYED BY SELLER AND ACCEPTED BY PURCHASER IN "AS IS" CONDITION WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER ON THE PART OF SELLER, EXPRESS OR IMPLIED, AS TO THEIR CONDITION, CLASSIFICATION, PAST OR PRESENT USE, OR MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, USE, DESIGN, CONSTRUCTION OR DEVELOPMENT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR REPRESENTATION AS TO SURFACE OR SUBSURFACE CONDITION, ZONING, OR THE SUFFICIENCY, ACCESSIBILITY AND CAPACITY OF UTILITIES FOR PURCHASER'S INTENDED USE OF THE PROPERTY, IT BEING AGREED THAT, EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, ALL SUCH RISKS ARE TO BE BORNE BY PURCHASER AND THAT PURCHASER IS RELYING SOLELY ON ITS OWN INSPECTION AND INVESTIGATION OF THE PROPERTY WITH RESPECT THERETO AND NOT ON ANY STATEMENT, REPRESENTATION OR WARRANTY MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT ON BEHALF OF SELLER.

        15. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each party warrants and represents the following to the other that:

                (a) It shall perform its duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

                (b) This Agreement constitutes the valid and binding obligation of each party, enforceable against each party in accordance with the Agreement's terms. All actions required to be taken by each party to authorize it to enter into and carry out this Agreement have been, or prior to the date of closing hereunder shall be, duly and validly taken.

                Seller further represents and warrants to Purchaser that as of the date of Seller's execution of this Agreement:

                                                                 Blytheville, AR

                        (i) to the actual knowledge of Seller, without duty of inquiry, that there are no pending, existing, or threatened:
                (a) condemnation proceedings against the Property or any portions thereof, (b) widening, change of grade or limitation on use of streets abutting the Property, (c) special tax or assessment to be levied against the Property, (d) change in the zoning classification of the Property, or (e) change in the tax assessment of the Property.

                        (ii) to the best of Seller's knowledge, the Property is leased as Wal-Mart Stores, Inc., for a term expiring April 20, 2019 at the annualized base rental payments of $903,230.00 as a triple net lease covering the building and all of the real property and parking areas located on the Property, together with the reciprocal easements and REA/OEA agreements (if any) affecting the Property, for the entire terms and option periods thereof.

                        (iii) to the best of Seller's actual knowledge (based solely upon the fact that Seller has received no written notice to the contrary and without duty of inquiry or investigation of any kind or nature) and subject to anything contained in the Existing Due Diligence Documents, the Property and the Leased Premises are free of violations, and the interior and exterior structures are free of leaks, structural defects and mold, and that the Property are and at Closing shall be in full compliance with federal, state, city and county ordinances, environmental laws, and that no third party has an option or right of first refusal to purchase the Property except as stated in the Leases nor are there any current or contemplated special assessments.

                        (iv) neither Seller nor, to the best of Seller's knowledge, Tenant (or any guarantor thereof) are in default on the Lease nor is there any threatened or pending litigation against the Seller or the Property. In addition, the Lease is the only occupancy or lease agreement in effect for or on the Property.

                        (v) Seller owns the Property and is the landlord under the Lease.

                        (vi) To the best of Seller's knowledge, the Lease is in good standing and full force and effect, and no rights or interests of the landlord thereunder have been waived or released. Seller has no knowledge of any circumstances affecting the financial condition of any tenant of the Property which would prevent such tenant from fulfilling and complying with the obligations under its Lease. To the best of Seller's actual knowledge without duty of inquiry, except for Seller and Tenant pursuant to the Lease, there are no persons in possession or occupancy of the Property or any part thereof, nor are there any persons who have possessory rights in respect to the Property or any part thereof. And Tenant is open and operating its business at the Leased Premises. Seller has no knowledge of Tenant's intent, if any, to abandon operations at the Leased Premises. Except as provided in the Existing

                                                                 Blytheville, AR

                Due Diligence Items provided to Purchaser and to the best knowledge of Seller: (a) there are no leasing or other commissions due and payable in connection with the Lease; (b) there are no tenant improvement or other allowances or concessions due, payable or owed, or that may become due, payable or owing, to Tenant under the Lease; and (c) there are no budgeted capital improvements or other capital expenditures that Seller anticipates making or incurring with respect to the Property.

                        (vii) except to the extent disclosed on EXHIBIT "F" attached hereto and made a part hereof, to the best of Seller's knowledge, prior to and during Seller's ownership of the Property, (i) no hazardous substances, materials or waste which is regulated by any governmental authority have been located on the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property;
                (ii) no underground storage tanks have been located on the Property; (iii) the Property has never been used as a dump for waste material; and (iv) the Property and its prior uses comply with and at all times have complied with, any applicable governmental law, regulation or requirement relating to environmental and occupational health and safety matters.

                        (viii) to the best of Seller's knowledge, Seller has complied with all terms and provisions of the Lease to have been complied with as of the date this representation is made, and Seller has satisfied any and all conditions and requirements of the Lease to have been satisfied as of the date this representation is made.

                        (ix) Seller has no management, leasing, service, maintenance, operating, repair, consulting, professional service, advertising, promotion, public relations, construction, development, architect's, contractors, sub-contractors, vendors, suppliers, materialmen and other contracts and commitments (excluding the Lease) in any way relating to the Property or any part thereof which shall survive the Closing (again, however, subject to the Lease or any agreements of record); no equipment leases, rights and options, including rights to renew or extend the term or purchase the leased equipment, relating to equipment or property located in or upon the Property or used in connection therewith which shall survive the Closing;

                        (x) Seller has received no warranty conceding the construction of the Improvements. In addition, Seller does not have any plans, guaranties or roof warranties, relating to the Property other than as furnished or assigned to Purchaser at the Closing.

                        (xi) To Seller's knowledge the Property is not encumbered by any property management agreement except such management agreement as will be terminated by

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                                                                 Blytheville, AR

                Seller at Closing and Seller has not engaged for or placed at the Property any property manager, employees or leasing agent or broker.

        Each representation and warranty of each party contained in this Agreement shall be true and accurate as of the date hereof, shall be deemed to have been made again at and as of Closing modified, however, to contain changes thereto disclosed to Purchaser pursuant to Seller's covenants identified in subparagraph (2) hereinbelow, and shall then be true and accurate in all material respects, and shall survive the Closing, provided however, such representations and warranties shall not survive beyond nine (9) months after the Closing Date.

        Seller hereby covenants that:

        (1) Seller, at Seller's sole cost and expense, shall keep and perform (or cause to be performed) all obligations of the landlord under the Lease, and all obligations of the Property owner or its agents under the Contracts and Licenses, to and including the Closing Date or termination of this Agreement. On the Closing Date, Seller shall tender possession of the Property to Purchaser in the same condition the Property was in when last inspected by Purchaser, except for ordinary wear and tear, casualty loss and condemnation, actions of unaffiliated third parties (including governmental impositions) which are not the responsibility of Seller and any actions of Tenant without Seller's consent. Not less than ten (10) days prior to the Closing Date, Seller shall deliver to Purchaser, for Purchaser's review and approval, executed copies of all estoppel certificates to be delivered at Closing pursuant to Paragraph 9 hereof. At Closing, Seller shall, at its sole cost and expense, terminate any property management agreement, leasing agreement and/or insurance policies maintained by Seller related to the Property.

        (2) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in this Agreement not true and correct in any respect. Additionally, Seller promptly shall deliver to Purchaser any notices and written communications sent to or received from Tenant.

        (3) From the date of this Agreement, without the prior written consent of Purchaser, Seller shall not do, suffer or permit, or agree to do, any of the following:

                (A) enter into any transaction in respect to or affecting the Property out of the ordinary course of business:

                (B) sell, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in or to the Property or which will prevent Seller's full performance of its obligations hereunder; or

                                                                 Blytheville, AR

                (C) enter into, amend, waive any rights under, terminate or extend any Contract or the Lease.

        16. DAMAGE AND CONDEMNATION. Seller shall notify Purchaser upon the occurrence of any damage, destruction, taking or threat of taking affecting any of the Property. In the event of any material damage to or destruction of a Property, or any portions thereof, or in the event of any material takings or threats of taking of any Property, or any portions thereof, by exercise of the power of eminent domain, Purchaser may elect to: (i) terminate this Agreement by giving notice thereof to Seller within ten (10) days of receipt of notice from Seller, whereupon this Agreement shall become null and void and the parties shall be relieved of and released from any and all further rights, duties, obligations and liabilities hereunder, except for those obligations which survive the termination of this Agreement, or (ii) consummate the purchase of all of the Property subject to the said damage, destruction, or condemnation whereupon, at Closing, Seller shall, subject to Purchaser's assumption of the Landlord's obligations, if any, under the Lease with respect thereto, assign any rights to any insurance proceeds or condemnations awards, subject to the rights of Tenant and obligations of Landlord under the Lease. Seller shall provide Purchaser with all information received by Seller regarding any such damage, destruction, taking or threat of taking which is reasonably necessary or useful to Purchaser in making the election between such alternative. For the purposes of this paragraph, "material" shall mean any damage, destruction or taking (i) which would allow Tenant to terminate the Leases or abate, or reduce the amount of, the rents due under the Leases, or (ii) which would cause damage to the Property or Property in excess of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00), or (iii) which would unreasonably interfere with the access provided to the Property.

        17. DEFAULT BY PURCHASER; SELLER'S REMEDIES. If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Purchaser, then Seller, at its election, may, as its sole remedy hereunder and at law or equity, terminate this Agreement and obtain as valid liquidated damages the entire Earnest Money and any interest earned thereon, provided however, Seller shall first provide written notice to Purchaser of said default and afford Purchaser five (5) days to cure such default. In no event whatsoever shall the Earnest Money, or the provisions of this Section 17, in any way limit Purchaser's obligations to Seller with respect to any indemnities or repair obligations under Paragraph 4 of this Agreement. The right to cure and notice should not apply to Purchaser's failure to timely deliver the Purchase Price.

        18. DEFAULT BY SELLER; PURCHASER'S REMEDIES. If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Seller, then Purchaser, at its election, may, provided Purchaser shall first provide written notice to Seller of said default and afford Seller five (5) days to cure such default, (i) avail itself of the remedy of specific performance and recover any and all costs of obtaining specific performance, or (ii) terminate this Agreement and receive a refund of the Earnest Money and interest earned thereon and Seller shall reimburse Purchaser for any and all out-of-pocket costs and expenses

                                                                 Blytheville, AR

incurred by Purchaser in connection with the transaction contemplated by this Agreement (including, without limitation, any and all due diligence costs, attorneys' fees and lender's costs and fees) but in no event in excess of $300,000.00. The foregoing sentence shall limit Purchaser's remedies under any Seller indemnity contained in this Agreement or for a breach of any Seller representation or warranty contained in this Agreement.

        19.     INTENTIONALLY DELETED.

        20. ASSIGNMENT. Purchaser may assign its interest under this Agreement in whole or in part. Upon any assignment by Purchaser, Purchaser shall not be entitled to a release or substitution of the Earnest Money, but shall seek reimbursement of same from Purchaser's assignee. Seller shall not assign this Agreement or any of Seller's interests herein without Purchaser's prior written consent.

        21. NOTICES. Any notice, request, demand, tender or other communication under this Agreement shall be in writing, and shall be deemed to have been duly given at the time and on the date when personally delivered, or upon being delivered to a nationally recognized commercial courier for next day delivery, to the address for each party set forth below, or upon delivery if deposited in the United States Mail, Certified Mail, Return Receipt Requested, with all postage prepaid, to the address for each party set forth below, or by facsimile with proof of delivery of same. The time period in which a response must be made, or action taken, by a party receiving such communication shall commence on the date of actual receipt by such party. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of such communication. By giving prior notice to all other parties, any party may designate a different address for receiving notices.

Notices to Seller:      Colorado & Santa Fe Real Estate Company
                        2400 Industrial Lane, Unite 2100
                        Broomfield, Colorado 80020
                        Attn: Leslie Pizzi
                        Telephone: 303-466-2500
                        Facsimile: 303-466-4202

Notices to Purchaser:   Inland Real Estate Acquisitions, Inc.
                        2901 Butterfield Road
                        Oak Brook, Illinois 60523
                        Attention: G. Joseph Cosenza
                        Telephone: (630)218-4909
                        Facsimile: (630)218-4935

                                                                 Blytheville, AR

With a copy to:         Gary Pechter, Esquire
                        2901 Butterfield Road
                        Oak Brook, Illinois 60523
                        Telephone: (630)645-2084
                        Facsimile: (630)218-4900

        22. GOVERNING LAW AND BINDING EFFECT. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto as well as their respective heirs, personal representatives, successors and assigns.

        23. TIME OF ESSENCE. Time shall be of the essence in the performance of the terms and conditions of this Agreement, In the event any time period specified in this Agreement expires on a Saturday, Sunday or bank holiday on which national banks in Denver, Colorado, are closed for business, then the time period shall be extended so as to expire on the next business day immediately succeeding such Saturday, Sunday or bank holiday.

        24. CAPTIONS. All captions, headings, paragraph and subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating references to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement. All references to particular paragraphs and subparagraphs by number refer to the paragraph or subparagraph so numbered in this Agreement.

        25. ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the purchase and sale of the Property. This Agreement contains the sole and entire understanding between Seller and Purchaser with respect to the transactions contemplated by this Agreement, and all promises, inducements, offers, solicitations, agreements, representations and warranties heretofore made between the parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written agreement executed by or on behalf of the parties to this Agreement in the same manner as this Agreement is executed.

        26. SURVIVAL OF PROVISIONS. The warranties, representations, agreements, covenants and indemnities of the Seller and Purchaser provided for in this Agreement shall survive the Closing under or termination of this Agreement only to the extent expressly provided herein.

        27. VALIDITY. In the event any term or provision of this Agreement is determined by the appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Agreement shall remain in full force and effect.

                                                                 Blytheville, AR

        28. ATTORNEY'S FEES. In the event of any litigation arising out of this Agreement, the party prevailing (as determined by the court) in obtaining the relief sought, in addition to all other sums that it may be entitled to recover, shall be entitled to recover from the other party its reasonable attorney's fees and expenses incurred as a result of such litigation.

        29. EFFECTIVE DATE. This Agreement shall be effective on the date that the last of both parties have executed this Agreement, as evidenced by the date set forth beneath their signatures hereinbelow (the "Effective Date").

        30. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

        31. NO RECORDATION. Neither this Agreement nor any notice or memorandum thereof shall be recorded in the public records of any jurisdiction.

        32. TAX DEFERRED EXCHANGE. Seller and Purchaser agree to reasonably cooperate with each other in effecting for the benefit of either party a delayed like-kind exchange of real property pursuant to Section 1031 of the United States Internal Revenue Code and similar provisions of applicable state law; provided that (i) neither party shall be obligated to delay the closing hereunder and (ii) neither party shall be obligated to execute any note, contract, deed or other document not otherwise expressly provided for in this Agreement providing for any personal liability, nor shall either party be obligated to take title to any property other than the Property as otherwise contemplated in this Agreement or incur additional expense for the benefit of the other party. Each party shall indemnify and hold the other harmless against any liability which arises or is claimed to have arisen on account of any exchange proceeding which is initiated on behalf of the indemnifying party. Additionally, the party effectuating any such like-kind exchange shall reimburse the other party for such other party's actual, out-of-pocket costs and expenses with respect to such like-kind exchange.

        33. CONFIDENTIALITY. Purchaser acknowledges that all Confidential Information is the confidential, proprietary, and commercial or financial trade secret information of Seller, and Purchaser agrees to hold all Confidential Information in strict confidence. Until Closing, all Confidential Information is and shall remain the sole property of Seller and may be used only for the purposes set forth in this Agreement. Purchaser agrees that, during the term of this Agreement not to exceed the Closing Date, Purchaser will not directly or indirectly disclose, duplicate, reproduce, distribute, disseminate, transmit, discuss, or otherwise communicate, either verbally or in writing to any person or entity other than its responsible shareholders, directors, officers, employees, attorneys, accountants, consultants, agents, and other authorized representatives (collectively "Authorized Persons") any Confidential Information or documents or information derived from Confidential Information, nor use or allow the use of any Confidential Information for any purpose other than evaluating a possible purchase of the Property from Seller, except if required by court order or by

                                                                 Blytheville, AR

applicable law. Prior to any such disclosure Purchaser shall inform the Authorized Persons by instruction, agreement, or otherwise that the Confidential Information is the confidential, proprietary, and trade secret information of Seller and may not be further disseminated to other persons or entities without prior written consent, which must be requested from, and may be given or withheld at the sole discretion of, Seller.

        The term "Confidential Information" means any and all documents or information received directly or indirectly at any time by Purchaser, verbally or in writing, from Seller relating to Seller or the Property (the terms "Purchaser" and "Seller" as used by this Paragraph 33 shall include their respective subsidiaries, affiliates, shareholders, directors, officers, employees, attorneys, accountants, consultants, agents, or other representatives and their successors and assigns), but does not mean matters which are previously known to the public.

        Notwithstanding the foregoing, to the extent any Leases or agreements with Tenants impose on Sellers any confidentiality obligations which are more restrictive than the confidentiality provision contained herein, Seller shall be bound by the terms and conditions of such confidentiality provisions and shall not be obligated hereunder to violate or breach such obligations.

        34. JOINT AND SEVERAL LIABILITY. The Sellers will each jointly and severally liable for Seller's obligations under this Agreement, but only to the extent Seller is liable therefore.

        The parties have each caused this Real Estate Purchase Contract to be executed on their behalf as of the date set forth beneath their respective signatures below.


                            [SIGNATURES ON NEXT PAGE]

                                                                 Blytheville, AR

Signed, sealed and delivered in the     "SELLER":
presence of the following witnesses:    WESTMINSTER PLAZA LIMITED
                                        LIABILITY COMPANY

/s/ Terri A. Soucie                     By: /s/ Sharon K. Eshima
------------------------------------       ----------------------------------
Signature of Witness                    Printed Name: Sharon K. Eshima
                                                     ------------------------
                                        Title:        Manager
Terri A. Soucie                               -------------------------------
------------------------------------
Printed Name of Witness                 Date:         05/14/04
                                              -------------------------------

                                        C.C. INVESTMENTS, INC.

/s/ Summer Lynn Yubeta                 By: /s/ Sharon K. Eshima
------------------------------------       ----------------------------------
Signature of Witness                    Printed Name: Sharon K. Eshima
                                                     ------------------------
                                        Title:        Vice President
Summer Lynn Yubeta                            -------------------------------
------------------------------------
Printed Name of Witness                 Date:         05/14/04
                                              -------------------------------

                                        SUPERIOR INVESTMENTS X, INC.

                                        By: /s/ Sharon K. Eshima
                                           ----------------------------------
                                        Printed Name: Sharon K. Eshima
                                                     ------------------------
                                        Title:        Vice President
                                              -------------------------------

                                        Date:         05/14/04
                                              -------------------------------

                                        ARSENAULT-MELBOURNE, LLC

                                        By: /s/ Sharon K. Eshima
                                           ----------------------------------
                                        Printed Name: Sharon K. Eshima
                                                     ------------------------
                                        Title:        Manager
                                              -------------------------------

                                        Date:         05/14/04
                                              -------------------------------

                                                                 Blytheville, AR

Signed, sealed and delivered in the     "PURCHASER":
presence of the following witnesses:
                                        INLAND REAL ESTATE ACQUISITIONS,
                                        INC., an Illinois corporation
/s/ Dolores Hendrix
------------------------------------
Signature of Witness
                                        By: /s/ G. Joseph Cosenza
                                           ------------------------------------
Dolores Hendrix                         Printed Name: G. Joseph Cosenza
------------------------------------                 --------------------------
Printed Name of Witness                 Title:        President
                                              ---------------------------------

                                        Date:         May 14, 2004
                                              ---------------------------------
/s/ Suzanne Mical
------------------------------------
Signature of Witness

Suzanne Mical
------------------------------------
Printed Name of Witness

                                                                 Blytheville, AR

                                   EXHIBIT "A"


               PROPERTY ADDRESS (LEGAL DESCRIPTION TO BE ATTACHED)


--------------------------------

--------------------------------

Legal Description is Attached.

                                                                 Blytheville, AR

                                   EXHIBIT "B"

This instrument was prepared
by and should be returned to:

Gary Pechter, Esquire
The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, IL 60523


                              SPECIAL WARRANTY DEED


        THIS SPECIAL WARRANTY DEED, made and executed as of the _____ day of _____________, 20__, by _____________________________, a _____________________,
whose address is ________________________________ (hereinafter referred to as the "Grantor") to ________________, a ________________, whose address is
______________________________ (hereinafter referred to as the "Grantee");

                                   WITNESSETH:

        That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged by these presents does grant, bargain, sell, alien, remise, release, convey, and confirm unto the Grantee that certain piece, parcel or tract of land situated in _______ County, ______________ particularly described as follows, to wit:

                            INSERT LEGAL DESCRIPTION


(hereinafter referred to as the "Subject Property");

        TOGETHER WITH all the tenements, hereditaments, easements and appurtenances, including riparian rights, if any, thereto belonging or in anywise appertaining;

        TO HAVE AND TO HOLD the Subject Property in fee simple forever.

        AND the Grantor does hereby covenant with and warrant to the Grantee that the Grantor is lawfully seized of the Subject Property in fee simple; that the Grantor has good right and lawful

                                                                 Blytheville, AR

authority to sell and convey the Subject Property; and that the Grantor will warrant and defend title to the Subject Property against claims or encumbrances done or suffered by Grantor or any person claiming by, through or under Grantor.

        THE conveyance made herein, however, is expressly made SUBJECT TO ad valorem real property taxes and assessments for the year 20__ and thereafter, and easements and restrictions of record, if any, the reference to which shall not operate to reimpose the same and the Permitted Exceptions listed on Exhibit B.

        IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

Signed, sealed and delivered in the
presence of the following witnesses:


                                              By:
-------------------------------------             ------------------------------
Signature of Witness                          Printed Name:
                                                           ---------------------
                                              Title:
                                                    -----------------------

                                              Address:
-------------------------------------                  -------------------------
Printed Name of Witness
                                                       -------------------------

-------------------------------------
Signature of Witness


-------------------------------------
Printed Name of Witness

                                                                 Blytheville, AR

STATE OF _____________
COUNTY OF ____________



        The foregoing instrument was acknowledged before me this __ day of _____________, 20__ by ________________, as ______________________, a
_________________, on behalf of the ____________. He (She) is personally known to me or has produced __________________ as identification.


                                        --------------------------------
        (NOTARY SEAL)                      Signature of Notary Public


                                        Typed or Printed Notary Name
                                        Notary Public-State of
                                                               -----------------
                                        Commission No.:
                                                        ------------------------

                                                                 Blytheville, AR

                                   EXHIBIT "C"

                             QUIT-CLAIM BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

        THAT, * __________________________, whose address is
_____________________________________ (hereinafter referred to as "Seller"), for and in consideration of the sum of *________________ AND ____/100 DOLLARS ($*_________) paid by *_______________________, a *______________________, whose address is *_____________________________ (hereinafter referred to as "Purchaser"), the sufficiency and receipt of which is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto the Purchaser, its successors and assigns, all of its right, title and interest in and to such items, goods, chattels and equipment which are presently existing and located at the property described in Exhibit "A" attached hereto and by this reference incorporated herein subject, however, to any and all claims, liens or encumbrances which have been or may be made against said personal property, items, goods, chattels and equipment, AND WITHOUT WARRANTY OF TITLE, FITNESS OR MERCHANTABILITY.

        TO HAVE AND TO HOLD the same unto the Purchaser, its successors and assigns forever.

        IN WITNESS WHEREOF, the Seller has caused these presents to be executed as of this ____ day of ____________, 2004.

Signed, sealed and delivered
in the presence of:                                                         , a
                                        ------------------------------------

                                        ----------------------------------------


                                        By:
                                           -------------------------------------
Name:                                   Name:
     ---------------------------             -----------------------------------
                                        Its:
                                            ------------------------------------

Name:                                            (CORPORATE SEAL)
     ---------------------------

                                                                 Blytheville, AR

                                   EXHIBIT "D"

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of the *___ day of *___________, 2004, by and between *____________________, a *_____________________, having a mailing address at
*________________________________ ("Assignee"), and
*________________________________, a ___________________, having a mailing address at _______________________________ ("Assignor").

                                   WITNESSETH:

        WHEREAS, Assignor has this day conveyed to Assignee certain real properly situate in *_________ County, State of *_________, more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all improvements thereon (the "Real Property") pursuant to that certain Real Estate Purchase Contract "Contract"); and

        WHEREAS, the Real Property is subject to a certain Lease Agreement dated *______________, between Assignor, as Landlord and *______________, as Tenant (the "Lease"); and

        WHEREAS, in conjunction with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee has agreed to assume and perform certain of Assignor's liabilities and obligations arising under the Lease on and after the date hereof, all in accordance with this Assignment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                a. ASSIGNMENT. Assignor does, to the extent permitted by law, hereby transfer, assign and set over to Assignee to the extent assignable all of Assignor's right, title and interest in and to the Lease. Assignor does hereby agree to indemnify, hold harmless and defend Assignee and its successors and assigns harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising under or in connection with the Lease prior to the date hereof. Assignee does hereby agree to indemnify, hold harmless and defend Assignor and its successors and assigns harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising under or in connection with the Lease after the date hereof without warranty, express or implied, except as set forth in the Contract and subject to the limitation of liability and other terms set forth in the Contract.

                                                                 Blytheville, AR

                b. ASSUMPTION. Subject Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof.

                c. COUNTERPARTS. This Assignment maybe executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

                d. BINDING EFFECT. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.


                            [SIGNATURES ON NEXT PAGE]

                                                                 Blytheville, AR

Signed, sealed and delivered
in the presence of:                     ---------------------------------------,
                                        a
                                         ---------------------------------------


                                        Name:
                                             -----------------------------------
Name:                                   Title:
     ---------------------------              ----------------------------------
                                        Its:
                                            ------------------------------------

Name:                                   (CORPORATE SEAL)
     ---------------------------



                                        ---------------------------------------,
                                        a
                                         ---------------------------------------


                                        Name:
                                             -----------------------------------
Name:                                   Title:
     ---------------------------              ----------------------------------
                                        Its:
                                            ------------------------------------

Name:                                   (CORPORATE SEAL)
     ---------------------------


STATE OF ___________
COUNTY OF __________

        The foregoing instrument was acknowledged before me this ____ day of _______, 2004 by ___________, as _________________ of ______________________, a
______________________, on behalf of the ______________________. He/She is personally known to me or has produced ___________________________ as identification.


                                        ----------------------------------------
        (NOTARY SEAL)                   Signature of Notary Public


                                        ----------------------------------------
                                        Typed or Printed Name of Notary
                                        Commission No.:
                                                        ------------------------
                                        My Commission Expires:
                                                               -----------------

                                                                 Blytheville, AR

STATE OF ___________
COUNTY OF __________

        The foregoing instrument was acknowledged before me this ____ day of _______, 2004 by ___________, as _________________ of ______________________, a
______________________ on behalf of the ______________________. He/She is personally known to me or has produced ___________________________ as identification.


                                        ----------------------------------------
        (NOTARY SEAL)                   Signature of Notary Public


                                        ----------------------------------------
                                        Typed or Printed Name of Notary
                                        Commission No.:
                                                        ------------------------
                                        My Commission Expires:
                                                               -----------------

                                                                 Blytheville, AR

                                   EXHIBIT "E"

          ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS, WARRANTIES
                             AND INTANGIBLE PROPERTY

        THIS ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS AND WARRANTIES (this "Assignment") is made and entered into as of the ____ day of __________, 2004, by *_____________________, a _____________________, having a mailing address at __________________________________________ ("Assignor"), in favor of
*_____________________, a _________________, having a mailing address at
______________________________________________________ ("Assignee");

                                   WITNESSETH:

        WHEREAS, Assignor has this day conveyed to Assignee certain real property situate in _______________ County, ___________, more particularly described on SCHEDULE A attached hereto and made a part hereof, together with all improvements thereon (the "Real Property"); and

        WHEREAS, in conjunction with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to certain licenses, permits, plans, contracts and warranties relating to the design, development, construction, ownership, operation, management and use of the Real Property.

        WHEREAS, in conjunction with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest, if any, in and to the following (collectively, the "Assigned Property"):

                        (i) all logos, designs, trade names, trademarks, service marks, copyrights and other intellectual property used by Assignor in connection with the ownership and operation of the Real Property or any part thereof, together with the goodwill of the business appurtenant thereto;

                        (ii) the contracts, commitments, equipment leases, guaranties, payment and performance bonds, warranties and other agreements (excluding, however, for the purposes of this Assignment, any tenant leases relating to the Real Property) set forth on Exhibit B attached hereto and made a part hereof, which are all of the contracts, commitments, equipment leases, guaranties, warranties and other agreements (excluding, however, for the purposes of this Assignment, any tenant leases relating to the Real Property) relating to the Real Property;

                                                                 Blytheville, AR

                        (iii) the licenses, certifications, authorizations, approvals, certificates of occupancy, zoning variances, building, use and other permits set forth on Exhibit C attached hereto and made a part hereof, which licenses, certifications, authorizations, approvals and permits constitute all of the licenses, certifications, authorizations, approvals and permits issued or approved by any governmental authority and relating to the operation, ownership and maintenance of the Real Property or any part thereof; and

                        (iv)    all architectural drawings, plans,
                specifications, soil tests, feasibility studies, appraisals, engineering reports and similar materials relating to the Real Property, including, without limitation, all as built plans and specifications for the improvements on the Real Property, including any plans and specifications for and a complete description of all existing renovations to the Real Property and the rentable space therein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

        1. ASSIGNMENT. Assignor does, to the extent permitted, by law, hereby quit claims, transfers, assigns and sets over to Assignee to the extent assignable all of Assignor's right, title and interest, if any, in and to all of the Assigned Property. Assignor does hereby agree to indemnify, hold harmless and defend Assignee and its successors and assigns harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising under or in connection with the Assigned Property prior to the date hereof. Assignee does hereby agree to indemnify, hold harmless and defend Assignor and its successors and assigns harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising under or in connection with the Assigned Property after the date hereof.

        2. BINDING EFFECT. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date set forth above.

ATTEST:
                                        ---------------------------------------,
                                        a
                                          --------------------------------


By:                                     By:
   --------------------------------        -------------------------------------
Name:                                   Name:
      -----------------------------           ----------------------------------
Its:                                    Its:
    -------------------------------         ------------------------------------

                                                                 Blytheville, AR

                                    EXHIBIT F

                            ENVIRONMENTAL DISCLOSURE

        The Phase I Environmental Site Assessment dated April 12, 2002 was completed by PSI.

                                   MAY 6, 2004

Westminster Plaza Limited Liability Company, Superior Investments X, Inc., Arsenault-Melbourne, LLC, and C.C. Investments, Inc. (as tenants-in-common) (Seller)

c/o Prime Net Realty Advisors, Inc. (Broker)
Attn: Leith Swanson, President
3672 Carmel View Road
San Diego, CA 92130

        RE:     WAL-MART SUPERCENTER STORE
                BLYTHEVILLE, ARKANSAS

Dear Leith:

        This letter represents this corporation's offer to purchase the Wal-Mart Supercenter Store with 183,047 net rentable square feet, situated on approximately 366,645 sf of land, located at Porters Commons Shopping Center, 3700 Highway 18, Blytheville, AR 72315.

        The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

        This corporation or its nominee will consummate this transaction on the following basis:

        1. The total purchase price shall be $12,935,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING 46 DAYS following the acceptance of this Letter (see Paragraph 10).

                Purchaser shall allocate the land, building and depreciable improvements prior to closing.

        2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to Wal-Mart Stores, Inc. on an absolute triple net lease with a current MONTHLY base rental PAYMENT of $75,269.19 which is an ANNUAILZED base rental PAYMENT OF $903,320.00 until April 20, 2019 covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

        3. Seller warrants and represents (TO THE BEST OF THE SELLER'S ACTUAL KNOWLEDGE*), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments, *based solely on the fact that it has received no written notice to the contrary and without any duty of inquiry or investigation of any kind or nature.

        4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses

WAL-MART SUPERCENTER STORE - BLYTHEVILLE, ARKANSAS                        PAGE 2
MAY 3, 2004

                relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

                Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property by Seller shall be completed by Seller prior to closing.

        5. Ten (10) days prior to closing Seller shall furnish Purchaser with Wal-Mart's standard estoppel letters.

        6. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

        7. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage required by the existing lease.

        8. It is understood that Seller has in its possession Level 1 Environmental Reports which Seller will supply to Purchaser within 5 days of execution of a mutually agreeable contract. Purchaser shall have said reports, which must be acceptable to Purchaser, updated and re-certified to Purchaser at closing, all at Purchaser's cost.

        9. The above sale of the real estate shall be consummated by conveyance of a special/limited warranty deed from Seller to Purchaser's designee, with the Purchaser paying any city, state, or county transfer taxes for the closing if any, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

        10. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, 46 days following acceptance of this Letter, at which time title to the above property shall be subject only to mutually agreed upon "permitted exceptions", and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Purchaser, shall be issued, with all warranties, and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with Wall-Mart Company, Inc. paying all real estate taxes current. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

        11. It is understood that the Seller has in its possession an appraisal of the property prepared by an MAI or other qualified appraiser, and shall deliver a copy of such appraisal to Purchaser within 10 days of the acceptance of this offer which Purchaser shall have the right to approve and update at its expense during the due diligence period.

        12. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor to seller's actual knowledge is there any threatened or litigation.

        13. Seller warrants and represents that he has paid all unemployment taxes to date.

WAL-MART SUPERCENTER STORE - BLYTHEVILLE, ARKANSAS                        PAGE 3
MAY 3, 2004

        14. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

        15. This offer is subject to the property being 100% occupied at the time of closing, with Wal-Mart Company, Inc. occupying their space, open for business, and paying full rent, including CAM, tax and insurance current.

        16. Buyer shall be responsible for payment of a real estate brokerage commission, as per their agreement, to Prime Net Realty Advisors, Inc. Said commission shall be paid through the closing escrow.

        17. Fifteen (15) days prior to closing, Seller must provide the title commitment as stated above existing Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities which Purchaser and the title company have the right to approve and update at Purchaser's cost and expense.

        18. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the books and records of the property.

        19. The Contract shall provide for a due diligence period of twenty-one (21) days, after which the earnest money shall be non-refundable (except for the estoppel certificate or Seller's default). Closing shall be fifteen (15) days thereafter. However, the Seller shall have a one-time right to a thirty (30) day extension closing.

        This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of operating statements on said property.

        If this offer is acceptable, please HAVE THE SELLER sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by MAY 6, 2004. Notwithstanding the offer and acceptance hereof, we mutually agree that this Letter does not constitute a contract of purchase and sale, and that our respective obligations to buy and sell the Property shall arise only upon mutual execution and delivery of a agreement of purchase and sale. We mutually agree that upon acceptance of this Letter, both Purchaser and Seller shall negotiate in good faith, and only with each other, to execute a Purchase and Sale Agreement within five (5) days after mutual execution hereof.

                                        Sincerely,

ACCEPTED:                               INLAND REAL ESTATE ACQUISITIONS, INC.
                                        or nominee
By:    /s/ Sharon K. Eshima, Manager
      -------------------------------
Date:      5-6-04                       /s/ G. Joseph Cosenza
      -------------------------------   -------------------------------
                                        G. Joseph Cosenza
                                        Vice Chairman